UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number	(Registrant’s Telephone Number
Including Area Code)	Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

                On March 14, 2008, Protection One Alarm Monitoring, Inc. (“POAMI”), as borrower, Protection One, Inc. (“Protection One”), the lenders party thereto, Lehman Brothers Inc., as syndication agent, and Bear Stearns Corporate Lending Inc., as administrative agent, entered into a Credit Agreement (the “Credit Agreement”) for an unsecured term loan in the amount of $110,340,000 (the “Term Loan”) due March 14, 2013. The Term Loan lenders include, among others, entities affiliated with Quadrangle Group, Monarch Alternative Capital and Arlon Group. Affiliates of Quadrangle Group and Monarch Alternative Capital collectively owned over 70% of Protection One's common stock as of December 31, 2007. Two of Protection One's directors are affiliated with Quadrangle Group, one is affiliated with Monarch Alternative Capital and one is affiliated with Arlon Group.

                The Credit Agreement provides that interest will accrue on the outstanding principal amount of the Term Loan at the prime rate (as defined in the Credit Agreement) plus 11.5% per annum, with interest payments due semi-annually on each March 14th and September 14th.  Principal amounts outstanding under the Term Loan may be prepaid in part or in full provided that any principal prepayments made prior to March 14, 2009 will be subject to a make-whole premium as described in the Credit Agreement.

                The proceeds from the Term Loan, together with excess cash, were deposited with the trustee under the indenture (“Indenture”) governing POAMI’s 8.125% Senior Subordinated Notes due 2009 (the “Senior Subordinated Notes”) in order to redeem the Senior Subordinated Notes. On March 14, 2008, the Senior Subordinated Notes were called for redemption effective April 14, 2008 and the obligations of POAMI, the Company and the other guarantors under the Indenture were satisfied and discharged.

                The Credit Agreement contains covenants, including, among other things, covenants that restrict the ability of POAMI, the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, issue certain equity securities that mature or have redemption features or engage in certain mergers, consolidations or dispositions. If an event of default under the Credit Agreement shall occur and be continuing, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

                The foregoing description of the material terms of the Credit Agreement is qualified by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition

                On March 19, 2008, the Company issued a press release announcing its financial results for the year and quarterly period ended December 31, 2007. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                All of the foregoing information in this Item 2.02, including Exhibit 99.1 hereto, is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                The description of the Credit Agreement, which is included in Item 1.01 of this report, is incorporated by reference into this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders

                The description of the redemption of the Senior Subordinated Notes and the satisfaction and discharge of the Indenture, which is included in Item 1.01 of this report, is incorporated by reference into this Item 3.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1            Credit Agreement, dated March 14, 2008

Exhibit 99.1            Press Release, dated March 19, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: March 19, 2008	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: March 19, 2008	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer